Filed with the U.S. Securities and Exchange Commission on November 2, 2021

under the Securities Act of 1933, as amended.

Registration No. 333-259091

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Blockchain Coinvestors Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1607883
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

PO Box 1093, Boundary Hall

Cricket Square, Grand Cayman

KY1-1102, Cayman Islands

Telephone: +1 (345) 814-5726

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

c/o Maples Corporate Services Limited

PO Box 309, Ugland House

Grand Cayman

KY1-1104, Cayman Islands

Telephone: +1 (345) 949-8066

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

M. Christopher Hall Gina Eiben Perkins Coie LLP 1120 NW Couch Street, 10th Floor Portland, Oregon 97209 Telephone: (503) 727-2000	Stuart Neuhauser Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	28,750,000 units	$10.00	$287,500,000	$31,366.25
Class A ordinary shares included as part of the units(3)	28,750,000 shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	14,375,000 warrants	—	—	—(4)
Total			$287,500,000	$31,366.25(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 3,750,000 units, consisting of 3,750,000 Class A ordinary shares and 1,875,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-divisions, share dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Blockchain Coinvestors Acquisition Corp. I is filing this Amendment No. 3 to its registration statement on Form S-1 (File No. 333-259091) to file exhibits to the Registration Statement as indicated in Item 16 in the index to exhibits. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	The Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Memorandum and Articles of Association.**

3.2	Form of Amended and Restated Memorandum and Articles of Association.*

4.1	Specimen Unit Certificate.*

4.2	Specimen Class A Ordinary Share Certificate.**

4.3	Specimen Warrant Certificate.**

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Opinion of Perkins Coie LLP.*

5.2	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant.*

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.*

10.3	Form of Private Placement Unit Purchase Agreement between the Registrant and the Sponsor.*

10.4	Form of Indemnity Agreement.**

10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.**

10.6	Promissory Note, dated as of July 2, 2021, between the Registrant and the Sponsor.**

10.7	Securities Subscription Agreement, dated July 2, 2021, between the Registrant and the Sponsor.**

10.8	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.*

23.1	Consent of Marcum LLP.**

23.2	Consent of Perkins Coie LLP (included on Exhibit 5.1).*

23.3	Consent of Maples and Calder (Cayman) LLP (included on Exhibit 5.2).*

24.1	Power of Attorney (included on signature page to the initial filing of this Registration Statement).**

99.1	Consent of Gary Cookhorn.**

99.2	Consent of Rebecca Macieira-Kaufmann.**

99.3	Consent of Colin Wiel.**

*	Filed herein.
**	Filed previously.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on the 2nd day of November, 2021.

BLOCKCHAIN COINVESTORS ACQUISITION CORP. I

By:	/s/ Lou Kerner
Name: Lou Kerner
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Lou Kerner Lou Kerner	Managing Director and Chief Executive Officer (Principal Executive Officer, Principal Financial and Accounting Officer)	November 2, 2021

/s/ Matthew C. Le Merle Matthew C. Le Merle	Managing Director and Chair	November 2, 2021

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